UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Anthony Massetti

On May 20, 2013, Avaya Inc. (the “Company”) finalized the terms of a separation agreement for Mr. Anthony Massetti, former Chief Financial Officer of the Company. Under the terms of the agreement, Mr. Massetti will receive $171,250, less applicable tax withholdings, and up to $25,000 for reimbursement of legal and tax professional fees in connection with his separation of employment.

As previously disclosed by the Company, Mr. Massetti had been granted restricted stock units (“RSUs”) for 150,000 shares of common stock of Avaya Holdings Corp., the Company’s parent (“Parent”). Consistent with the terms of the RSU award agreement governing that grant, upon his termination of employment the vesting and distribution of the underlying shares was accelerated. The Company remitted the taxes associated with that distribution directly to the tax authorities on behalf of Mr. Massetti, resulting in an additional $257,668 in income for Mr. Massetti in 2012.

In addition to the above, the Company previously disclosed that Mr. Massetti had earned $620,125 under the terms of the Avaya Inc. Executive Committee Performance Recognition Plan (the “EC LTIP”). In exchange for his forfeiting all rights under that plan, Mr. Massetti will receive a one-time cash payment equal to $620,125, less applicable tax withholdings.

The Company also previously disclosed that, under the terms of his offer of employment, Mr. Massetti had the right to require Parent to purchase from him any or all of the 150,000 shares of our Parent’s common stock subject to his vested RSUs at a purchase price per share equal to the greater of the fair market value of a share of its common stock and $13. Mr. Massetti has exercised that right with respect to all 150,000 of his shares. In exchange for those shares, beginning May 15, 2013 and for seven quarters thereafter (i.e., July 1, 2013, October 1, 2013, etc. through and including the quarter beginning January 1, 2015), Parent or the Company will issue payments within 30 days of May 15 and the first business day of each of the seven quarters thereafter, of $243,750, or $1,950,000 in the aggregate, less applicable tax withholdings.

Except as set forth above, all other terms of Mr. Massetti’s separation agreement and benefits he is to receive are consistent in all material respects with previously disclosed Company plans.

Mr. Christopher Formant

On May 24, 2013, the Company finalized the terms of a separation agreement for Mr. Christopher Formant, former Senior Vice President and President, Avaya Government Solutions of the Company. The Company previously disclosed that Mr. Formant had earned $500,000 under the terms of the EC LTIP. In exchange for his forfeiting all rights under that plan, Mr. Formant will receive a one-time cash payment equal to $500,000, less applicable tax withholdings.

Except as set forth above, all other terms of Mr. Formant’s separation agreement and benefits he is to receive are consistent in all material respects with previously disclosed Company plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: May 24, 2013	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer